Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS SECOND QUARTER 2022 RESULTS

Same Store RevPAR Increases 63%; 2019 RevPAR Recapture Reaches New Quarterly High of 94%

Accretive Transaction Activity Completed with Miami Brickell Acquisition and San Francisco Hilton Garden Inn Sale

Reinstatement of Quarterly Common Dividend Announced

Austin, Texas, August 2, 2022 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three and six months ended June 30, 2022.

“Our operating results continued to improve meaningfully during the quarter driven by robust leisure demand and the accelerating recovery of corporate transient and group demand which has continued to shift growth in our portfolio midweek and to our urban assets. During the second quarter, we achieved pandemic era highs in nominal RevPAR, 2019 RevPAR recapture, and operating profit margin as average daily rates exceeded 2019 levels by 2% for the quarter and an encouraging 5% in the month of June,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “Given the ongoing strength of the recovery in our operating results and our successful transaction and balance sheet activity, we are pleased to announce the reinstatement of a quarterly common dividend.  This reinstatement reflects our conviction in the ability of our business to continue to produce strong free cash flow and navigate any uncertainty created by macroeconomic volatility.  Year-to-date we have completed nearly $1 billion of opportunistic transactions, including more than $900 million of acquisitions in high-growth sun belt markets which continue to perform better than our underwritten expectations.  Our balance sheet is well positioned with nearly $500 million of total liquidity and a favorable debt maturity profile, giving the Company ample flexibility to pursue a broad range of opportunities,” commented Mr. Stanner.

Second Quarter 2022 Summary

•	Net Income (Loss): Net income attributable to common stockholders was $7.9 million, or $0.07 per diluted share, compared to ($22.4) million, or ($0.21) per diluted share, in the same period of 2021.

•	Pro forma RevPAR: Pro forma RevPAR increased 54.2 percent to $121.40 compared to the same period in 2021. Pro forma ADR increased 37.1 percent to $163.62 compared to the same period in 2021, and pro forma occupancy increased 12.5 percent to 74.2 percent.

•	Same Store RevPAR: Same Store RevPAR increased 62.7 percent to $127.44 compared to the same period in 2021. Same store ADR increased 40.4 percent to $169.01 compared to the same period in 2021, and same store occupancy increased 15.9 percent to 75.4 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA increased to $70.7 million compared to $36.5 million in the same period in 2021. Pro forma hotel EBITDA margin grew to 37.8 percent from 31.4 percent in the same period of 2021.

•	Adjusted EBITDAre: Adjusted EBITDAre increased to $54.6 million from $21.7 million in the same period of 2021.

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•	Adjusted FFO: Adjusted FFO was $32.6 million, or $0.27 per diluted share, compared to $8.4 million, or $0.08 per diluted share, in the same period of 2021. During the second quarter, the Company recognized a one-time $20.5 million gain on sale related to the sale of the Hilton Garden Inn San Francisco Airport North hotel which resulted in $3.5 million of incremental tax expense recorded during the quarter. Adjusted for the one-time gain and related income tax expense, adjusted FFO was $36.1 million, or $0.30 per diluted share.

•	Capital Improvements: The Company invested $14.9 million in capital improvements during the second quarter and $11.8 million on a pro rata basis after consideration of joint ventures.

The Company’s results for the three and six months ended June 30, 2022, and 2021 are as follows (in thousands, except per share amounts):

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2022		2021	2022		2021

	(unaudited)
Net income (loss) attributable to common stockholders	$7,944		$(22,401)	$(4,435)		$(57,475)
Net income (loss) per diluted share	$0.07		$(0.21)	$(0.04)		$(0.55)
Total revenues	$183,248		$86,524	$325,117		$144,378
EBITDAre (1)	$62,438		$17,222	$101,176		$22,490
Adjusted EBITDAre (1)	$54,592		$21,734	$87,513		$27,958
FFO (1)	$27,135		$1,827	$41,628		$(7,681)
Adjusted FFO (1)	$32,624		$8,420	$52,765		$1,497
FFO per diluted share and unit (1)	$0.22		$0.02	$0.35		$(0.07)
Adjusted FFO per diluted share and unit (1)	$0.27		$0.08	$0.44		$0.01

Pro Forma Portfolio Operating Data (2)
RevPAR	$121.40		$78.71	$110.27		$66.92
RevPAR Growth	54.2%			64.8%
Hotel EBITDA	$70,727		$36,467	$120,106		$51,486
Hotel EBITDA margin	37.8%		31.4%	35.6%		26.4%
Hotel EBITDA margin growth	633	bps		926	bps

Same Store Portfolio Operating Data (3)
RevPAR	$127.44		$78.32	$113.22		$65.63
RevPAR Growth	62.7%			72.5%
Hotel EBITDA	$54,168		$25,272	$87,933		$33,133
Hotel EBITDA margin	28.9%		21.8%	35.7%		23.2%
Hotel EBITDA margin growth	714	bps		1,250	bps

(1)	See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating loss to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 102 hotels owned as of June 30, 2022, as if each hotel had been owned by the Company since January 1, 2021 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2021, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

(3)	All same store information includes operating and financial results for 71 hotels owned as of June 30, 2022, and at all times during the three months and six months ended June 30, 2022, and 2021.

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Monthly Operating Data

Pro Forma 102 Hotels (1)	Q1	Apr	May	Jun	Q2	YTD
Occupancy	64.2%	74.2%	72.9%	75.5%	74.2%	69.2%
ADR	$154.11	$162.84	$163.81	$164.20	$163.62	$159.26
RevPAR	$98.92	$120.89	$119.43	$123.95	$121.40	$110.27

2021 Variance
Occupancy change vs 2021	20.6%	18.4%	12.9%	7.0%	12.5%	16.1%
ADR change vs 2021	49.4%	45.1%	37.4%	30.5%	37.1%	41.9%
RevPAR change vs 2021	80.2%	71.8%	55.1%	39.6%	54.2%	64.8%

2019 Variance
Occupancy change vs 2019	-16.1%	-8.6%	-10.2%	-10.0%	-9.6%	-12.7%
ADR change vs 2019	-4.6%	0.1%	2.0%	4.6%	2.2%	-0.9%
RevPAR change vs 2019	-19.9%	-8.5%	-8.4%	-5.8%	-7.6%	-13.5%

Same Store 71 Hotels (2)	Q1	Apr	May	Jun	Q2	YTD
Occupancy	63.3%	75.2%	74.0%	77.1%	75.4%	69.4%
ADR	$156.24	$166.13	$169.51	$171.33	$169.01	$163.22
RevPAR	$98.83	$124.88	$125.49	$132.02	$127.44	$113.22

2021 Variance
Occupancy change vs 2021	25.0%	20.8%	15.3%	12.0%	15.9%	19.8%
ADR change vs 2021	49.7%	48.2%	41.6%	33.4%	40.4%	43.9%
RevPAR change vs 2021	87.2%	79.1%	63.2%	49.3%	62.7%	72.5%

2019 Variance
Occupancy change vs 2019	-17.5%	-7.9%	-8.8%	-7.9%	-8.2%	-12.7%
ADR change vs 2019	-6.0%	-0.7%	2.0%	5.2%	2.2%	-1.6%
RevPAR change vs 2019	-22.5%	-8.6%	-6.9%	-3.1%	-6.2%	-14.1%

(1)	Unaudited pro forma information includes operating results for 102 hotels owned as of June 30, 2022, as if all such hotels had been owned by the Company since January 1, 2019. For any hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	All same store information includes operating and financial results for 71 hotels owned as of June 30, 2022, and at all times during the three months and six months ended June 30, 2022, 2021, and 2019.

Year-to-Date 2022 Summary

•	Net Loss: Net loss attributable to common stockholders was $4.4 million, or $0.04 per diluted share, compared with a net loss of $57.5 million, or $0.55 per diluted share, in the same period of 2021.

•	Pro Forma RevPAR: Pro forma RevPAR increased 64.8 percent to $110.27 from the same period in 2021. Pro forma ADR increased 41.9 percent to $159.26 compared to the same period in 2021, and pro forma occupancy increased 16.1 percent to 69.2 percent.

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•	Same Store RevPAR: Same store RevPAR increased 72.5 percent to $113.22 from the same period in 2021. Same store ADR increased 43.9 percent to $163.22 compared to the same period in 2021, and same store occupancy increased 19.8 percent to 69.4 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA increased to $120.1 million compared to $51.5 million in the same period in 2021. Pro forma hotel EBITDA margin grew to 35.6 percent from 26.4 percent in the same period of 2021.

•	Adjusted EBITDAre: Adjusted EBITDAre increased to $87.5 million from $28.0 million in the same period of 2021.

•	Adjusted FFO: Adjusted FFO was $52.8 million, or $0.44 per diluted share, compared to $1.5 million, or $0.01 per diluted share, in the same period of 2021. During the six months ended June 30, 2022, the Company recognized a one-time $20.5 million gain on sale related to the sale of the Hilton Garden Inn San Francisco Airport North hotel which resulted in $3.5 million of incremental tax expense recorded during the second quarter. Adjusted for the one-time gain and related income tax expense, adjusted FFO was $56.2 million, or $0.47 per diluted share.

•	Capital Improvements: The Company invested $25.3 million in capital improvements during the six months of 2022 and $20.9 million on a pro rata basis.

Common Dividend Reinstatement & Dividend Declaration

The Company today announced that its Board of Directors has reinstated and declared a quarterly cash dividend of $0.04 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP.

In addition, the Board of Directors declared a quarterly cash dividend of:

•	$0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock

•	$0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock.

•	$0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The common and preferred dividends are payable on August 31, 2022, to holders of record as of August 17, 2022.

Acquisition of the AC Hotel by Marriott & Element Miami Brickell

In June 2022, the Company completed the acquisition of a 90% interest in the newly constructed, dual-branded 264-guestroom AC Hotel by Marriott & Element Miami Brickell (the “Brickell Hotels”). The equity purchase option price was based on a gross hotel valuation of $89.0 million, or $337,000 per key, and the Company funded its $38 million equity requirement with the conversion of the previously funded $30 million mezzanine construction loan, which earned 9% cash interest during the loan term, and $8 million in cash. The transaction included the assumption of a $47 million mortgage loan that has a variable interest rate of 30-day LIBOR + 300 basis points and maturity date of February 15, 2025. Upon closing, a $10 million letter of credit that supported the equity purchase option was released, and the Company will continue to retain the option to acquire the remaining 10% equity interest of the Brickell Hotels in December 2026. The Brickell Hotels have performed exceptionally well during their first six months of operations with occupancy of more than 75%, RevPAR of nearly $170 and hotel EBITDA of $4.4 million year-to-date. The Brickell Hotels are estimated to generate an 8.0-9.0% hotel EBITDA yield for the full year 2022.

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Disposition of the Hilton Garden Inn San Francisco Airport North

In May 2022, the Company completed the previously announced disposition of the 169-guestroom Hilton Garden Inn San Francisco Airport North for a gross sales price of $75.0 million, or $444,000 per key, through its joint venture with GIC. The transaction represented a 1% capitalization rate based on the hotel’s net operating income after a 4% FF&E reserve for the twelve months ended March 31, 2022. The joint venture will also forego a comprehensive renovation that was scheduled for late 2022 estimated to be $7.1 million, or $42,000 per key, as a result of the sale. The joint venture acquired the hotel in October 2019 for $58.0 million, or $343,000 per key, and the transaction resulted in a $20.5 million net gain on sale. The Company applied its $38 million share of net proceeds from the transaction, along with existing cash, to repay its only remaining 2022 debt maturity for $62 million.

Capital Markets & Balance Sheet

On June 30, 2022, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Outstanding debt of $1.2 billion with a weighted average interest rate of 3.83 percent. After giving effect to interest rate derivative agreements, $837.7 million, or 68 percent, of our outstanding debt had fixed interest rates, and $386.2 million, or 32 percent, had variable interest rates.

•	Unrestricted cash and cash equivalents of $86.6 million.

•	Revolving credit facility availability of $350.0 million, plus an additional $50.0 million available to borrow subject to certain requirements. The Company had no borrowings outstanding on its revolving credit facility.

•	Total liquidity of $486.6 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

Subsequent to quarter end, the Company amended the credit agreements for its $400 million senior revolving credit facility and two senior term loans totaling $425 million to extend the available loan term and enhance overall flexibility. The amendments on the $600 million senior credit facility included additional extension options that allow the Company to extend the maturity date to March 2025 for the $400 million revolving credit facility and to April 2025 for the $200 million term loan facility. All of the Company’s corporate-level debt now matures in 2025 or later after consideration of available extension options. Additionally, the Company has retained complete capital allocation flexibility regarding future potential acquisitions, dispositions, capital expenditures, and dividends. The credit spreads for the credit facilities remain unchanged. For additional detail regarding the amendments, please refer the Company’s Form 8-K filed on July 27, 2022.

On July 22, 2022, inclusive of the recent transaction activity and its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Outstanding debt of $1.2 billion with a weighted average interest rate of 4.01 percent. After giving effect to interest rate derivative agreements, $837.3 million, or 68 percent, of our outstanding debt had fixed interest rates, and $386.2 million, or 32 percent, had variable interest rates.

•	Unrestricted cash and cash equivalents of $80.6 million.

•	Revolving credit facility availability of $400.0 million.

•	Total liquidity of $480.6 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

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The Company’s balance sheet continues to be well-positioned with sufficient liquidity to retire all pro rata debt maturities through 2024.

On July 26, 2022, the Company entered into two, $100 million interest rate swaps that will fix 1-month term SOFR for an average of 5.0 years. The swaps will become effective on January 31, 2023, after $200 million of the Company’s existing interest rate swaps expire. The new SOFR-based interest rate swaps have fixed rates of 2.60% and 2.5625% that correspond with expiration dates of January 31, 2027, and January 31, 2029, respectively. The new swap transactions will result in the Company maintaining an estimated 70 percent of pro rata outstanding debt with fixed rates after consideration of all outstanding interest rate derivative agreements which have a weighted average fixed SOFR rate of 2.74%.

2022 Outlook

Given the continued uncertainty and volatility of the operating environment, the Company is not providing operational or earnings guidance at this time. However, the Company is providing its expectations for certain non-operational items based on 102 hotels owned as of June 30, 2022.

	Summit Consolidated		Variance to Prior Quarter
	Low	High	Low	High
Cash Corporate G&A	$20,500	$22,500	$1,000	$1,000
Cash Interest Expense	$58,000	$60,000	$3,500	$3,500
Preferred Dividends (Series E & Series F)	$15,900	$15,900	$-	$-
Preferred Distributions (Series Z)	$2,300	$2,300	$-	$-
Capital Expenditures	$60,000	$80,000	$-	$-

	Summit Pro Rata		Variance to Prior Quarter
	Low	High	Low	High
Cash Corporate G&A	$20,000	$22,000	$1,000	$1,000
Interest Expense	$45,000	$47,000	$2,500	$2,500
Preferred Dividends (Series E & Series F)	$15,900	$15,900	$-	$-
Preferred Distributions (Series Z)	$2,300	$2,300	$-	$-
Capital Expenditures	$50,000	$70,000	$-	$-

Second Quarter 2022 Earnings Conference Call

The Company will conduct its quarterly conference call on Wednesday, August 3, 2022, at 9:00 AM ET.

1.	To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.	A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company’s website, www.shpreit.com, until October 31, 2022.

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About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of August 2, 2022, the Company’s portfolio consisted of 102 hotels, 61 of which are wholly owned, with a total of 15,323 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow the Company on Twitter at @SummitHotel_INN. Investors and others should note that the Company routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts, and the Investors section of the Company's website. The Company uses these channels as well as social media channels (e.g., the Company's Twitter account @SummitHotel_INN) as a means of disclosing information about the Company's business to our colleagues, investors, and the public. While not all the information that the Company posts to the Company's website or on the Company's social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in the Company to review the information that it shares on https://investor.shpreit.com/corporate-profile.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the allocation of capital; projections of the Company’s cash corporate G&A, interest expense, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, and financings; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,898,512	$2,091,973
Undeveloped land	1,500	1,500
Assets held for sale, net	425	425
Cash and cash equivalents	109,999	64,485
Restricted cash	36,061	32,459
Right-of-use assets, net	31,453	26,942
Trade receivables, net	21,019	14,476
Prepaid expenses and other	15,914	24,496
Deferred charges, net	7,520	4,347
Other assets	2,274	3,799
Total assets	$3,124,677	$2,264,902
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,523,530	$1,069,797
Lease liabilities, net	21,724	17,232
Accounts payable	8,332	4,462
Accrued expenses and other	85,803	66,219
Total liabilities	1,639,389	1,157,710

Redeemable non-controlling interests	50,223	-

Total stockholders' equity	964,674	948,073
Non-controlling interests	470,391	159,119
Total equity	1,435,065	1,107,192
Total liabilities and equity	$3,124,677	$2,264,902

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Room	$166,804	$79,995	$295,614	$133,240
Food and beverage	7,664	1,556	13,326	2,559
Other	8,780	4,973	16,177	8,579
Total revenues	183,248	86,524	325,117	144,378
Expenses:
Room expense	35,783	17,584	64,193	30,134
Food and beverage	6,013	968	10,127	1,524
Other hotel operating expenses	53,711	29,385	99,988	53,959
Property taxes, insurance and other	13,525	10,990	26,663	21,894
Management fees	5,042	2,314	8,837	3,869
Depreciation and amortization	38,058	26,586	74,332	53,883
Corporate general and administrative	8,074	6,506	17,211	12,184
Hotel acquisition and transaction costs	681	3,849	681	3,849
Recoveries of credit losses	(250)	-	(250)	-
Total expenses	160,637	98,182	301,782	181,296
Gain on disposal of assets, net	20,484	31	20,484	81
Operating income (loss)	43,095	(11,627)	43,819	(36,837)
Other income (expense):
Interest expense	(15,118)	(10,962)	(28,557)	(21,750)
Other income, net	1,773	2,295	3,515	5,527
Total other income (expense)	(13,345)	(8,667)	(25,042)	(16,223)
Income (loss) from continuing operations before income taxes	29,750	(20,294)	18,777	(53,060)
Income tax expense	(6,437)	(275)	(4,437)	(380)
Net income (loss)	23,313	(20,569)	14,340	(53,440)
(Income) loss attributable to non-controlling interests	(11,401)	1,877	(10,837)	3,383
Net income (loss) attributable to Summit Hotel Properties, Inc.	11,912	(18,692)	3,503	(50,057)
Preferred stock dividends	(3,968)	(3,709)	(7,938)	(7,418)
Net income (loss) attributable to common stockholders	$7,944	$(22,401)	$(4,435)	$(57,475)
Income (loss) per share:
Basic	$0.08	$(0.21)	$(0.04)	$(0.55)
Diluted	$0.07	$(0.21)	$(0.04)	$(0.55)
Weighted average common shares outstanding:
Basic	105,199	104,495	105,049	104,387
Diluted	121,352	104,495	105,049	104,387

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Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Amounts in thousands, except per share and unit amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$23,313	$(20,569)	$14,340	$(53,440)
Preferred dividends	(3,968)	(3,709)	(7,938)	(7,418)
Preferred distributions	(653)	-	(1,208)	-
(Income) loss related to non-controlling interests in joint ventures	(9,031)	1,843	(8,949)	3,295
Net income (loss) applicable to common shares and common units	$9,661	$(22,435)	$(3,755)	$(57,563)
Real estate-related depreciation (1)	36,960	26,468	72,155	53,648
Gain on disposal of assets, net	(20,484)	(31)	(20,484)	(81)
Adjustments from non-controlling interest in joint venture	998	(2,175)	(6,288)	(3,685)
FFO applicable to common shares and common units	$27,135	$1,827	$41,628	$(7,681)
Recoveries of credit losses	(250)	-	(250)	-
Amortization of lease-related intangible assets, net	-	21	-	43
Amortization of deferred financing costs	1,413	1,113	2,825	2,124
Amortization of franchise fees (1)	169	118	337	235
Amortization of intangible assets, net (1)	929	-	1,840	-
Equity-based compensation	2,141	2,400	5,839	3,969
Hotel acquisition and transaction costs	681	3,849	681	3,849
Debt transaction costs	35	27	35	143
Non-cash interest income (2)	9	(260)	(113)	(517)
Non-cash lease expense, net	131	137	259	257
Casualty losses, net	119	189	304	154
Adjustments related to non-controlling interest in joint venture	112	(1,001)	(620)	(1,079)
AFFO applicable to common shares and common units	$32,624	$8,420	$52,765	$1,497
FFO per common share / common unit	$0.22	$0.02	$0.35	$(0.07)
AFFO per common share / common unit	$0.27	$0.08	$0.44	$0.01
Weighted average diluted common shares / common units for FFO (3)	121,352	104,992	119,890	104,547
Weighted average diluted common shares / common units for AFFO (3)	121,352	104,992	119,890	105,172

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Weighted Average Diluted Common Shares

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Weighted average common shares outstanding	105,199	104,495	105,049	104,387
Dilutive effect of unvested restricted stock awards	164	338	113	625
Dilutive effect of common units of Operating Partnership	15,989	159	14,728	-
Shares issuable upon conversion of convertible debt	23,978	23,978	23,978	22,521
Adjusted weighted dilutive common shares outstanding	145,330	128,970	143,868	127,533

Non-GAAP adjustment for dilutive effect of common units of Operating Partnership	-	-	-	160
Non-GAAP adjustment for effect of restricted stock awards	-	-	-	(625)
Non-GAAP adjustment for effect of shares issuable upon conversion of convertible debt	(23,978)	(23,978)	(23,978)	(22,521)
Non-GAAP weighted dilutive common shares / common units outstanding - FFO	121,352	104,992	119,890	104,547

Weighted average dilutive common shares outstanding	105,199	104,495	105,049	104,387
Dilutive effect of restricted stock awards	164	338	113	625
Dilutive effect of common units of Operating Partnership	15,989	159	14,728	160
Shares issuable upon conversion of convertible debt	23,978	23,978	23,978	22,521
Adjusted weighted dilutive common shares outstanding	145,330	128,970	143,868	127,693

Non-GAAP adjustment for dilutive effects of shares issuable upon conversion of convertible debt	(23,978)	(23,978)	(23,978)	(22,521)
Non-GAAP weighted dilutive common shares / common units outstanding - AFFO	121,352	104,992	119,890	105,172

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Summit Hotel Properties, Inc.

Reconciliation of Net Loss to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$23,313	$(20,569)	$14,340	$(53,440)
Depreciation and amortization	38,058	26,586	74,332	53,883
Interest expense	15,118	10,962	28,557	21,750
Interest income	(4)	(1)	(6)	(2)
Income tax expense	6,437	275	4,437	380
EBITDA	$82,922	$17,253	$121,660	$22,571
Gain on disposal of assets, net	(20,484)	(31)	(20,484)	(81)
EBITDAre	$62,438	$17,222	$101,176	$22,490
Recoveries of credit losses	(250)	-	(250)	-
Amortization of lease-related intangible assets, net	-	21	-	43
Amortization of intangible liabilities	(123)	-	(123)	-
Equity-based compensation	2,141	2,400	5,839	3,969
Hotel acquisition and transaction costs	681	3,849	681	3,849
Debt transaction costs	35	27	35	143
Non-cash interest income (expense) (1)	9	(260)	(113)	(517)
Non-cash lease expense, net	131	137	259	257
Casualty losses, net	119	189	304	154
(Income) loss from non-controlling interest in joint venture	(9,031)	1,843	(8,949)	3,295
Adjustments related to non-controlling interest in joint venture	(1,558)	(3,694)	(11,346)	(5,725)
Adjusted EBITDAre	$54,592	$21,734	$87,513	$27,958

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Pro Forma Operating Data (1) (2)	2022	2021	2022	2021
Pro forma room revenue	$168,985	$106,417	$303,969	$179,187
Pro forma other hotel operations revenue	18,212	9,540	33,181	16,105
Pro forma total revenues	187,197	115,957	337,150	195,292
Pro forma total hotel operating expenses	116,470	79,490	217,044	143,806
Pro forma hotel EBITDA	$70,727	$36,467	$120,106	$51,486
Pro forma hotel EBITDA Margin	37.8%	31.4%	35.6%	26.4%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures
Revenue:
Total revenues	$183,248	$86,524	$325,117	$144,378
Total revenues - acquisitions (1)	4,657	30,276	13,875	52,233
Total revenues - dispositions (2)	(708)	(843)	(1,842)	(1,319)
Pro forma total revenues	187,197	115,957	337,150	195,292

Hotel Operating Expenses:
Total hotel operating expenses	114,074	61,241	209,808	111,380
Hotel operating expenses - acquisitions (1)	3,295	19,081	9,335	33,880
Hotel operating expenses - dispositions (2)	(899)	(832)	(2,099)	(1,454)
Pro forma hotel operating expenses	116,470	79,490	217,044	143,806

Hotel EBITDA:
Operating income (loss)	43,095	(11,627)	43,819	(36,837)
Gain on disposal of assets, net	(20,484)	(31)	(20,484)	(81)
Recoveries of credit losses	(250)	-	(250)	-
Hotel acquisition and transaction costs	681	3,849	681	3,849
Corporate general and administrative	8,074	6,506	17,211	12,184
Depreciation and amortization	38,058	26,586	74,332	53,883
Hotel EBITDA	69,174	25,283	115,309	32,998
Hotel EBITDA - acquisitions (1)	(15,197)	-	(27,633)	-
Hotel EBITDA - dispositions (2)	191	(11)	257	135
Same store hotel EBITDA	$54,168	$25,272	$87,933	$33,133
Hotel EBITDA - acquisitions (3)	16,559	11,195	32,173	18,353
Pro forma hotel EBITDA	$70,727	$36,467	$120,106	$51,486

(1)	For any hotels acquired by the Company after January 1, 2021 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to June 30, 2022 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between January 1, 2021 and June 30, 2022 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2021 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 102 hotels owned as of June 30, 2022 as if all such hotels had been owned by the Company since January 1, 2021. For hotels acquired by the Company after January 1, 2021 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2021 to June 30, 2022. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

					Trailing Twelve
	2021		2022		Months Ended
Pro Forma Operating Data (1) (2)	Q3	Q4	Q1	Q2	June 30, 2022
Pro forma room revenue	$129,653	$127,068	$134,984	$168,985	$560,690
Pro forma other hotel operations revenue	12,111	12,648	14,969	18,212	57,940
Pro forma total revenues	141,764	139,716	149,953	187,197	618,630
Pro forma total hotel operating expenses	92,475	90,888	100,574	116,470	400,407
Pro forma hotel EBITDA	$49,289	$48,828	$49,379	$70,727	$218,223
Pro forma hotel EBITDA Margin	34.8%	34.9%	32.9%	37.8%	35.3%

Pro Forma Statistics (1) (2)
Rooms sold	940,257	909,009	875,885	1,032,785	3,757,936
Rooms available	1,369,144	1,375,074	1,364,605	1,392,017	5,500,840
Occupancy	68.7%	66.1%	64.2%	74.2%	68.3%
ADR	$137.89	$139.79	$154.11	$163.62	$149.20
RevPAR	$94.70	$92.41	$98.92	$121.40	$101.93

Actual Statistics
Rooms sold	719,341	680,799	843,066	1,025,340	3,268,546
Rooms available	1,047,736	1,049,936	1,313,661	1,382,673	4,794,006
Occupancy	68.7%	64.8%	64.2%	74.2%	68.2%
ADR	$142.52	$144.80	$152.79	$162.68	$151.97
RevPAR	$97.85	$93.89	$98.05	$120.64	$103.61
Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures
Revenue:
Total revenues	$110,686	$106,862	$141,869	$183,248	$542,665
Total revenues from acquisitions (1)	32,369	34,129	9,218	4,657	80,373
Total revenues from dispositions (2)	(1,291)	(1,275)	(1,134)	(708)	(4,408)
Pro forma total revenues	141,764	139,716	149,953	187,197	618,630

Hotel Operating Expenses:
Total hotel operating expenses	71,942	71,149	95,734	114,074	352,899
Total hotel operating expenses from acquisitions (1)	21,562	20,771	6,040	3,295	51,668
Total hotel operating expenses from dispositions (2)	(1,029)	(1,032)	(1,200)	(899)	(4,160)
Pro forma total hotel operating expenses	92,475	90,888	100,574	116,470	400,407

Hotel EBITDA:
Operating income (loss)	5,023	(1,452)	724	43,095	47,390
Gain on disposal of assets, net	-	(159)	-	(20,484)	(20,643)
Loss on impairment and write-off of assets	4,361	-	-	-	4,361
Recoveries of credit losses	(2,632)	-	-	(250)	(2,882)
Hotel acquisition and transaction costs	-	-	-	681	681
Corporate general and administrative	6,099	11,145	9,137	8,074	34,455
Depreciation and amortization	25,893	26,179	36,274	38,058	126,404
Hotel EBITDA	38,744	35,713	46,135	69,174	189,766
Hotel EBITDA from acquisitions (1)	(743)	(685)	(12,436)	(15,197)	(29,061)
Hotel EBITDA from dispositions (2)	(262)	(243)	66	191	(248)
Same store hotel EBITDA	$37,739	$34,785	$33,765	$54,168	$160,457
Hotel EBITDA from acquisitions (3)	11,550	14,043	15,614	16,559	57,766
Pro forma hotel EBITDA	$49,289	$48,828	$49,379	$70,727	$218,223

(1)	For any hotels acquired by the Company after July 1, 2021 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to June 30, 2022 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between July 1, 2021 and June 30, 2022 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on July 1, 2021 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 102 hotels owned as of June 30, 2022 as if all such hotels had been owned by the Company since July 1, 2021. For hotels acquired by the Company after July 1, 2021 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from July 1, 2021 to June 30, 2022. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

Pro Forma and Same Store Data

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Pro Forma (102) [1]
Rooms sold	1,032,785	891,372	1,908,670	1,596,663
Rooms available	1,392,017	1,351,982	2,756,622	2,677,682
Occupancy	74.2%	65.9%	69.2%	59.6%
ADR	$163.62	$119.39	$159.26	$112.23
RevPAR	$121.40	$78.71	$110.27	$66.92

Occupancy change	12.5%		16.1%
ADR change	37.1%		41.9%
RevPAR change	54.2%		64.8%

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Same-Store (71) [1]
Rooms sold	763,012	658,472	1,396,070	1,164,905
Rooms available	1,011,920	1,011,829	2,012,689	2,012,539
Occupancy	75.4%	65.1%	69.4%	57.9%
ADR	$169.01	$120.36	$163.22	$113.39
RevPAR	$127.44	$78.32	$113.22	$65.63

Occupancy change	15.9%		19.8%
ADR change	40.4%		43.9%
RevPAR change	62.7%		72.5%

(1)	Unaudited pro forma information includes operating results for 102 hotels owned as of June 30, 2022, as if each hotel had been owned by the Company since January 1, 2021. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 71 hotels owned by the Company as of January 1, 2021, and at all times during the six months ended June 30, 2022, and 2021.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

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Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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